Exhibit 5.1

(269) 337-7700

January 15, 2026

MetaVia Inc.

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to MetaVia Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of up to $6,900,000 in aggregate sale price of (i) Class A Units, consisting of (A) one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) 1.5 Series C Common Warrants to purchase 1.5 shares of Common Stock (the “Series C Common Warrants”), and (C) 1.5 Series D Common Warrants to purchase 1.5 shares of Common Stock (the “Series D Common Warrants”) or (ii) Class B Units, consisting of (A) one pre-funded warrants to purchase one share of Common Stock (the “Pre-Funded Warrants,” and together with the Series C Common Warrants and the Series D Common Warrants, the “Warrants”), (B) 1.5 Series C Common Warrants, and (C) 1.5 Series D Common Warrants, and (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Act (the “Registration Statement”). The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-292581) initially filed with the Commission on January 5, 2026, as amended on January 12, 2026, and which was declared effective on January 15, 2026 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement. The terms “Shares,” “Pre-Funded Warrants,” “Series C Common Warrants,” “Series D Common Warrants,” and “Warrant Shares” shall include any additional shares of Common Stock, Pre-Funded Warrants, Series C Common Warrants, Series D Common Warrants and/or Warrant Shares, as applicable, registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares, the Warrants and the Warrant Shares.

For the purpose of rendering this opinion letter, we examined originals or copies of such documents as we deemed relevant, including the form of underwriting agreement (the “Underwriting Agreement”) filed as an exhibit to the Prior Registration Statement pursuant to which the Shares and the Warrants will be sold. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed in this opinion letter is limited to the internal laws of the State of New York and the General Corporation Law of the State of Delaware as currently in effect. We express no opinion as to any other laws. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

With regard to our opinions concerning the Warrants constituting valid and binding obligations of the Company:

A.	Our opinions are subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transaction, fraudulent conveyance, debtor and creditor, and other laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

B.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

C.	We express no opinion as to any provision of the Warrants that: (i) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, (vii) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable, (viii) any provisions exculpating the purchasers or any of their respective representatives from any liability, in each case insofar as such provisions might require indemnification or exculpation with respect to any violations of securities laws or relating to any litigation by any party determined adversely to any party other than the Company.

D.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

E.	Except to the extent we have expressly opined as to such matters with respect to the Company herein, we have assumed (a) that the Warrants have been duly authorized, executed and delivered by the parties thereto, (b) that the Warrants constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Warrants as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Based on the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor, in excess of par value, in accordance with, and as described in, the Registration Statement and the related prospectus and in the manner set forth in the Underwriting Agreement, the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

2.	When the Warrants shall have been duly registered on the books of the warrant agent therefor, and have been issued by the Company against payment therefor in accordance with, and as described in, the Registration Statement and the related prospectus and in the manner set forth in the Underwriting Agreement, the Warrants will have been duly authorized by all necessary corporate action of the Company, and the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor, and have been issued by the Company upon exercise of the Warrants in accordance with, and as described in, the Registration Statement and the related prospectus and in the manner set forth in the Warrants, and assuming that at the time of exercise of the Warrants, a sufficient number of shares of Common Stock will be authorized, unissued, unreserved and available for issuance of the related Warrant Shares, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion letter is given as of its date based solely on our understanding of facts in existence as of such date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402